     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2001
                                                      Registration No. 333-64459
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                        LEAP WIRELESS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                             4812                       33-0811062

 (STATE OR OTHER JURISDICTION        (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)


                           10307 PACIFIC CENTER COURT
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 882-6000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

        AGENT FOR SERVICE:                                    COPIES TO:
         HARVEY P. WHITE                                 SCOTT N. WOLFE, ESQ.
     CHIEF EXECUTIVE OFFICER                            BARRY M. CLARKSON, ESQ.
LEAP WIRELESS INTERNATIONAL, INC.                          LATHAM & WATKINS
    10307 PACIFIC CENTER COURT                     12636 HIGH BLUFF DRIVE, SUITE 300
   SAN DIEGO, CALIFORNIA 92121                        SAN DIEGO, CALIFORNIA 92130
          (858) 882-6000                                    (858) 523-5400

        Approximate date of commencement of proposed sale to the public: Not applicable.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                          DEREGISTRATION OF SECURITIES

                                   -----------

        On September 28, 1998, Leap Wireless International, Inc. filed a registration statement on Form S-1 (No. 333-64459) (the "Form S-1") which registered 2,271,060 shares of its common stock for issuance upon the possible future conversion of the Trust Convertible Preferred Securities of QUALCOMM Financial Trust I, a wholly-owned statutory business trust of QUALCOMM Incorporated, pursuant to a conversion agreement between Leap and Qualcomm. The Form S-1 was declared effective by the Commission on October 13, 1998.

        As of the date of this Post-Effective Amendment No. 4 to the Form S-1, 2,268,732 shares of Leap's common stock have been issued pursuant to the Form S-1.

        This Post-Effective Amendment No. 4 to the Form S-1 deregisters all of the 2,328 shares of common stock that remain unissued hereunder as of the date hereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on April 23, 2001.


                                By:  /s/ THOMAS D. WILLARDSON
                                    --------------------------------------------
                                    Thomas D. Willardson
                                    Senior Vice President, Finance and Treasurer


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                               TITLE                                 DATE
         ---------                               -----                                 ----
    /s/ HARVEY P. WHITE*              Chief Executive Officer and                 April 23, 2001
-----------------------------                  Director
      Harvey P. White                  (Chief Executive Officer)

   /s/ SUSAN G. SWENSON*          President, Chief Operating Officer              April 23, 2001
-----------------------------               and Director
      Susan G. Swenson

  /s/ THOMAS D. WILLARDSON          Senior Vice President, Finance                April 23, 2001
-----------------------------                and Treasurer
    Thomas D. Willardson               (Chief Financial Officer)

   /s/ STEPHEN P. DHANENS            Vice President and Controller                April 23, 2001
-----------------------------         (Chief Accounting Officer)
     Stephen P. Dhanens

     /s/ JILL E. BARAD                         Director                           April 23, 2001
-----------------------------
       Jill E. Barad

   /s/ THOMAS J. BERNARD*             Vice Chairman and Director                  April 23, 2001
-----------------------------
     Thomas J. Bernard

                                               Director                           April   , 2001
-----------------------------
Alejandro Burillo Azcarraga

    /s/ ANTHONY R. CHASE                       Director                           April 23, 2001
-----------------------------
      Anthony R. Chase

    /s/ ROBERT C. DYNES                        Director                           April 23, 2001
-----------------------------
      Robert C. Dynes

                                               Director                           April   , 2001
-----------------------------
       Scot B. Jarvis

  /s/ MICHAEL B. TARGOFF*                      Director                           April 23, 2001
-----------------------------
     Michael B. Targoff

  /s/ JEFFREY P. WILLIAMS*                     Director                           April 23, 2001
-----------------------------
    Jeffrey P. Williams

*By: /s/ JAMES E. HOFFMANN
-----------------------------
      James E. Hoffmann
       Attorney-in-Fact
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